Exhibit 99
Report on Form 8-K


                          AMENDMENT NO. 3 TO GUARANTEE

     This Amendment No. 3 to that certain Guarantee, dated April 3, 1996, as amended by Amendment No. 1, dated as of November 18, 1998 and Amendment No. 2, dated October 15, 1999 (the "Guarantee") in respect of certain obligations of Tiffany & Co. Japan Inc., Japan Branch ("Borrower"), to American Family Life Assurance Company of Columbus, Japan Branch ("Lender"), is made as of this 16th day of July, 2002.


                                    AGREEMENT

     Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Guarantee.

     In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

     1. Section 13(m)(v) of the Guarantee is hereby amended in its entirety and replaced with the following:

               "(v) Indebtedness of up to the maximum aggregate principal amount of U.S.$500,000,000 arising under that certain Credit Agreement, dated as of November 5, 2001 (as amended, supplemented or otherwise modified from time to time), by and among the Guarantor, Tiffany and Company, Tiffany & Co. International, each other Subsidiary of the Guarantor that is a Borrower and a signatory thereto or becomes a Borrower pursuant to the provisions of the Agreement, the Lenders party thereto, and the Bank of New York, as Administrative Agent (the "Credit Agreement"). To the extent there is a substitute credit facility with the same or different group of lenders, the term "Credit Agreement" shall also reference any agreement (as amended, supplemented or otherwise modified from time to time, the "Substitute Credit Agreement") that evidences such substitute credit facility.


     2. Section 13 of the Guarantee is hereby amended by adding a provision (q) at the end of such Section as follows:


               "Guarantor shall be permitted to enter into one or more transactions under a swap arrangement in which each transaction has been or will be, as the case may be, entered into for the purpose of managing its borrowings or investments, including interest rate swap agreements, and not for the purpose of speculation, provided that (i) any such interest rate swap agreement is not secured by a pledge of any of Guarantor's assets and (ii) the obligations of the Guarantor hereunder will rank pari passu as to priority of payment with its obligations under any such interest rate swap agreement."

     3. This Amendment shall become effective immediately upon the signature by each of Borrower, Guarantor and Lender. In all other respects, the Agreement and the Guarantee shall remain in full force and effect.

     4. Each of the Borrower and Guarantor hereby (a) reaffirms and admits the validity, enforceability and continuation of the Agreement and the Guarantee and
(b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of their respective obligations thereunder.

     5. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

     6. This Amendment shall be governed and interpreted in accordance with the laws of Japan and hereby incorporates the provisions of Sections 16(a) and 16(b) of the Guarantee.

     The parties have caused this Amendment No. 3 to be duly executed as of the date first written above.


                                       TIFFANY & CO. JAPAN INC., Japan Branch




                                       By: /s/ James N. Fernandez
                                          ___________________________________
                                           James N. Fernandez
                                           Title: Vice President




                                       TIFFANY & CO.




                                       By:  /s/ James N. Fernandez
                                          ___________________________________
                                            James N. Fernandez
                                            Title: Executive Vice President-
                                                   Chief Financial Officer


                                       AMERICAN FAMILY LIFE ASSURANCE COMPANY OF
                                       COLUMBUS, Japan Branch




                                       By:  /s/ Yuji Arai
                                           __________________________________
                                             Name :  Yuji Arai
                                             Title:  Vice President



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